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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported)  October 2, 2002

Credit Suisse First Boston (USA), Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)
1-6862 (Commission File Number)	13-1898818 (I.R.S. Employer (Identification No.)

Eleven Madison Avenue, New York, New York (Address of principal executive office)	10010 (Zip Code)
(212) 325-2000 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events

        On October 2, 2002, Credit Suisse Group released information on expected third quarter results of the Credit Suisse First Boston business unit, of which we are a part. Credit Suisse Group stated that the Credit Suisse First Boston business unit will report an operating loss in the third quarter, mainly as a result of lower revenues and further provisioning, reflecting the current environment.

        On October 2, 2002, Standard & Poor's Ratings Services placed on credit watch with negative implications our AA- long-term debt rating and our A-1+ short-term debt rating, Credit Suisse First Boston's AA- long-term debt rating and A-1+ short-term debt rating and Credit Suisse Group's A+ long-term debt rating. Credit Suisse Group's A-1 short-term debt rating remains unchanged.

        On October 2, 2002, Fitch Ratings changed the ratings outlook for our AA- long-term debt rating and the AA- long-term debt ratings of Credit Suisse Group and Credit Suisse First Boston to negative from stable.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT SUISSE FIRST BOSTON (USA), INC.
By:	/s/ DAVID C. FISHER David C. Fisher Chief Accounting Officer

October 3, 2002

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SIGNATURE